Exhibit 1.1

Execution Copy

$50,000,000

RADIATION THERAPY SERVICES, INC.
(a Florida corporation)

9 7/8% Senior Subordinated Notes due 2017

PURCHASE AGREEMENT

March 1, 2011

March 1, 2011

The Purchasers (as defined below)

c/o DDJ Capital Management, LLC

130 Turner Street

Building 3, Suite 600

Waltham, MA 02453

Ladies and Gentlemen:

Radiation Therapy Services, Inc., a Florida corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Purchasers”), $50,000,000 aggregate principal amount of its 9 7/8% Senior Subordinated Notes due 2017 (the “Notes”), which will be unconditionally guaranteed on a senior subordinated basis as to principal, premium, if any, and interest (the “Guarantees”) by the guarantors named in Schedule II hereto (each individually, a “Guarantor” and collectively, the “Guarantors”).  The Notes will be issued pursuant to that certain Indenture, dated as of April 20, 2010, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as amended pursuant to the First Supplemental Indenture thereto, dated June 24, 2010, as further amended pursuant to the Second Supplemental Indenture, dated September 29, 2010, as further amended pursuant to the third supplemental indenture (the “Third Supplemental Indenture”), to be entered into by the Company, the Guarantors and the Purchasers in connection with the transactions contemplated herein (as so amended, the “Indenture”).  This Agreement, the Registration Rights Agreement, to be dated the date hereof between the Purchasers, the Company and the Guarantors (the “Registration Rights Agreement”) and the Indenture are hereinafter collectively referred to as the “Transaction Documents” and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the “Transactions”.

The Notes (and the related Guarantees) will be sold to the Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in compliance with the exemption from registration provided by Section 4(2) under the Securities Act and in reliance on Regulation S under the Securities Act (“Regulation S”).

1.             Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors, jointly and severally, represent and warrant, and agree with each of the Purchasers that:

(a)           Each of the Company and the Guarantors has been duly organized and is validly existing as a corporation or limited liability company, as applicable, and the Company is in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and the Guarantors is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and the Guarantors taken as a whole.  “Material Adverse Effect” shall mean a material adverse change in or effect on or any development having a prospective material adverse effect on (i) the operations, properties, business condition (financial or otherwise), results of operations or management of the Company and the Guarantors and their subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Company and each Guarantor to perform its obligations under the Notes or the Transaction Documents.

(b)           The Company and each Guarantor has full power (corporate and other) to own or lease its properties and conduct its business as presently conducted; and the Company has full power (corporate and other) to enter into the Transaction Documents and to carry out all the terms and provisions hereof and thereof to be carried out by it.

(c)           All of the subsidiaries of the Company are listed on Schedule III attached hereto (the “Subsidiaries”).  All of the issued shares of capital stock, or LLC interests, as applicable, of the Company and the Guarantors have been duly authorized and validly issued and are fully paid and nonassessable, if applicable, and are owned free and clear of all liens, encumbrances, equities or claims, except pursuant to the Company’s senior secured credit facility, as amended, or as otherwise disclosed in the Registration Statement; and none of the outstanding shares of capital stock of the Company and the Guarantors was issued in violation of the preemptive or other similar rights of any security holder of the Company and the Guarantors.

(d)           No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as provided by applicable laws or regulations, by the Indenture or as disclosed in the Registration Statement.

(e)           Except for employee and director stock options or as otherwise disclosed in the Registration Statement, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(f)            Ernst & Young LLP who has certified the historical consolidated financial statements included in the Registration Statement and delivered its report with respect to the audited historical consolidated financial statements in the Registration Statement, is an independent public accountant with respect to the Company and the Guarantors within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(g)           The historical consolidated financial statements (including the notes thereto) of Radiation Therapy Services Holdings, Inc. (“Holdings”) and its consolidated subsidiaries contained in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 24, 2010, fairly present in all material respects the financial position, results of operations, cash flows and changes in stockholders’ equity of Holdings and its consolidated subsidiaries as of the dates and for the periods specified therein.  Since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a Material Adverse Effect.  Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act (other than as provided under the heading “Securities and Exchange Commission Review” in the Registration Statement and the Final Memorandum); the information set forth under the captions “Registration Statement— Summary Historical Consolidated Financial and Other Data” and “Selected Historical Consolidated Financial Data” in the Registration Statement has been fairly extracted from the historical consolidated financial statements of the Company and its consolidated subsidiaries, fairly presents in all material respects the information included therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(h)           Subsequent to the respective dates as of which information is given in the Registration Statement, (i) none of the Company and its subsidiaries have incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, and , except for regular quarterly dividends on the common stock, par value $0.0001 of the Company in amounts per share that are consistent with past practice, has not declared, paid or otherwise made any dividend or distribution of any kind on any class of its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except as disclosed in the Registration Statement.

(i)            The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(j)            This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(k)           The Indenture (including the Third Supplemental Indenture) and the Registration Rights Agreement have been duly authorized by the Company and each Guarantor and, as of the Closing, will have been duly executed and delivered by the Company and each Guarantor, and, assuming due authorization, execution and delivery by the Trustee and the Purchasers, respectively, will constitute the legal, valid and binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity.

(l)            As of the Closing, the Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to the rules and regulations of the Securities and Exchange Commission (the “Commission”) applicable to an indenture that is qualified thereunder.

(m)          The Notes have been duly authorized and, when executed and authenticated in the manner provided for in the Indenture and delivered to and paid for by the Purchasers as provided in this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Guarantees have been duly authorized and, upon the due issuance and delivery of the related Notes and the due endorsement of the Guarantees thereon, will have been duly executed, endorsed and delivered and will constitute valid and legally binding obligations of each of the Guarantors, and will be entitled to the benefits of the Indenture; the Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized and, when executed and authenticated in the manner provided for in the Registration Rights Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; and the Notes and the Exchange Notes will conform in all material respects to the descriptions thereof in the Registration Statement.

(n)           The execution, delivery and performance by the Company and each Guarantor of this Agreement and the other Transaction Documents, the issuance and sale of the Notes and the compliance by the Company and each Guarantor with all of the provisions of the Notes, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) violate or conflict with the certificate of incorporation or by-law of the Company or any of its subsidiaries; (ii) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement, stockholders’ agreement or any other agreement or instrument to which the Company or any of its subsidiaries or any other Guarantor is a party or by which the Company or any of its subsidiaries or any other Guarantor is bound or any of their respective properties are subject, any other Guarantor, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or any of its subsidiaries or any other Guarantor, except in the case of this clause (ii) for such conflicts, breaches, violations or defaults that would  not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (iii) (assuming, as to matters of fact, the accuracy of the representations and warranties of the Purchasers contained in Section 3 hereof), require the consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or any of its subsidiaries or any other Guarantor, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer or sale of the Notes and by Federal and state securities laws with respect to the obligations of the Company and the Guarantors under the Registration Rights Agreement or (y) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings or qualifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           No legal or governmental proceedings or investigations are pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries or any other Guarantor is a party or to which any of the properties of the Company or any of its subsidiaries or any other Guarantor is subject, other than proceedings accurately described in the Registration Statement and such proceedings or investigations that would not, singly or in the aggregate, result in a Material Adverse Effect.

(p)           There are no relationships, direct or indirect, between or among the Company or any of its subsidiaries or any other Guarantor, on the one hand, and the respective directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries or any other Guarantor, on the other hand, that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Registration Statement; and there are no contracts or other documents that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Registration Statement.

(q)           Each of the Company and each Guarantor is not now nor after giving effect to the issuance of the Notes and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby or described in the Registration Statement, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

(r)            The Company and its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) have not distributed and, prior to the Closing, will not distribute any offering material in connection with the offering and sale of the Notes other than the Registration Statement or any amendment or supplement thereto.

(s)           The Company and its subsidiaries have not sustained, since the date of the latest audited historical consolidated financial statements included in the Registration Statement (exclusive of any amendment or supplement thereto), any material loss or interference with its business or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Registration Statement (exclusive of any amendment or supplement thereto); and, since such date, there has not occurred any change or development having a Material Adverse Effect.

(t)            The statements set forth in the Registration Statement under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Notes, and under the captions “Certain Relationships and Related Party Transactions”, “Description of Other Indebtedness”, “Certain United States Federal Tax Considerations”, “Exchange Offer; Registration Rights” and “Business—Government Regulation”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, fairly and accurately, in all material respects, summarize the subject matter thereof.

(u)           The Company and its subsidiaries and each other Guarantor have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by each of them except as set forth in the Registration Statement, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (x) as set forth in the Registration Statement or (y) to the extent the failure to have such title or the existence of such pledges, liens, encumbrances, security interests or other defects or claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Any property leased by the Company and its subsidiaries and each other Guarantor is held under valid, subsisting and enforceable leases, and there is no default under any such lease or any other event that with notice or lapse of time or both would constitute a default thereunder, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)           No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of

ERISA) which the Company or any of its subsidiaries or any other Guarantor maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any of its subsidiaries or any other Guarantor has any material liability, direct or indirect, contingent or otherwise (a “Plan”); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Company or any of its subsidiaries or any other Guarantor has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.

(w)          Except as disclosed in each Memorandum, no labor dispute with the employees of the Company or any of its subsidiaries or any other Guarantor exists or, to the Company’s knowledge, is imminent or is threatened, which would reasonably be expected to have a Material Adverse Effect.

(x)            Except as disclosed in the Registration Statement, no proceedings for the merger, consolidation, liquidation or dissolution of the Company or any Guarantor or the sale of all or a material part of the assets of the Company and its subsidiaries or any Guarantor is pending or contemplated, and other than as disclosed in the Registration Statement, since the date of the most recent historical consolidated financial statements included in the Registration Statement, neither the Company nor any Guarantor has executed a definitive agreement that provides for a material acquisition by the Company or any Guarantor.

(y)           The Company and each of its subsidiaries and each other Guarantor owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted; none of the Company or any of its subsidiaries or any other Guarantor has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing, which infringement or conflict, if the subject of an unfavorable decision, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)            The Company and each of its subsidiaries and each other Guarantor is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent in the business in which it is engaged; and none of the Company or any of its subsidiaries or any other Guarantor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

(aa)         The Company and each of its subsidiaries and each other Guarantor has complied with all laws, ordinances, regulations and orders applicable to the Company and its subsidiaries and each other Guarantor, and their respective businesses, and none of the Company or any of its subsidiaries or any other Guarantor has received any notice to the contrary; and each of the Company and its subsidiaries and each other Guarantor possesses all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, “Licenses”) necessary to conduct their respective businesses in the manner and to the full extent now operated or proposed to be operated as described in the Registration Statement, in each case issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the “Agencies”), including, without limitation, the United States Department of Health and Human Services and each other federal, state and local agency the regulations of which are applicable to the businesses or products of the Company and its subsidiaries and each other Guarantor including, without limitation, those adopted pursuant to the Health Information Portability and Accountability Act (“HIPAA”), except where the failure to so comply or to possess such Licenses could not have a Material Adverse Effect.  The Licenses are in full force and effect and no proceeding has been instituted or, to the Company’s knowledge, is threatened or contemplated which in any manner materially affects or materially calls into question the validity or effectiveness thereof.  The Licenses contain no material restrictions, except for restrictions applicable to the healthcare industry generally, that materially impair the ability of the Company and its subsidiaries and any other Guarantor to conduct their respective businesses as described in the Registration Statement.

(bb)         The operation of the healthcare business of the Company and its subsidiaries and each other Guarantor in the manner and to the full extent now operated or proposed to be operated as described in the Registration Statement is in accordance with the Licenses, HIPAA and all orders, rules and regulations of the Agencies, and no event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation or termination of any necessary Licenses or which might result in any other impairment of the rights of the Company therein or thereunder, and the Company and each of its subsidiaries and each other Guarantor is in compliance in all material respects with all statutes, orders, rules and regulations of the Agencies relating to or affecting its healthcare operations, except where the failure to so comply or such revocation, termination or impairment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)         Except as described in the Registration Statement, all of the radiation facilities operated by the Company and each of its subsidiaries and each other Guarantor are qualified for participation in all federal healthcare programs in which they participate, including the Medicare programs, the Medicaid programs and the Tricare programs in which they participate (together with their respective intermediaries or carriers, the “Government Reimbursement Programs”) and are entitled to reimbursement under the Medicare program for services rendered to qualified Medicare beneficiaries, and comply in all material respects with the conditions of participation in all Government Reimbursement Programs in which they participate or have participated, except for such failures to be qualified or to be entitled to reimbursement or to comply which would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the Registration Statement, there is no pending or, to the knowledge of the Company or the Guarantors, threatened or contemplated proceeding or investigation by any of the Government Reimbursement Programs with respect to (i) the Company and each of its subsidiaries’ qualification or right to participate in any Government Reimbursement Program in which they participate or have participated, (ii) the compliance or non-compliance by the Company and each of its subsidiaries with the terms or provisions of any Government Reimbursement Program in which they participate or have participated, or (iii) the right of the Company and each of its subsidiaries to receive or retain amounts received or due or to become due from any Government Reimbursement Program in which they participate or have participated, which proceeding or investigation, together with all other such proceedings and investigations, would reasonably be expected to, individually or in the aggregate have a Material Adverse Effect.  For purposes of this Agreement, “Medicaid” means any state-operated means-tested entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria (Social Security Act of 1965, Title XIX, P.L. 89-87, as amended; 42 U.S.C. §1396 et seq.), “Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals (Social Security Act of 1965, Title XVIII, P.L. 89-87 as amended; 42 U.S.C. §1395 et seq.) and “Tricare” means the healthcare program established by the U.S. Department of Defense under Title 10, Subtitle A, Part II, Chapter 55 (10 U.S.C. §1071 et seq.) for members of the military, military retirees, and their dependants, and includes the competitive selection of contractors to financially underwrite the delivery of healthcare services under the Civilian Health and Medical Program of the Uniformed Services.

(dd)         Neither the Company nor any of its subsidiaries nor any other Guarantor, nor any of their respective officers or directors has, on behalf of the Company or any of its subsidiaries or any other Guarantor, (A) knowingly or willfully violated the federal Medicare and Medicaid statutes, 42 U.S.C. §1320a-7c, or 1320a-7b or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including but not limited to the following:  (i) knowingly or willfully made or caused to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly or willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) knowingly or willfully failed to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly or willfully solicited or received any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or soliciting to receive such remuneration (x) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, Tricare or other applicable government payers, or (y) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid, Tricare or other applicable government payers, (B) knowingly or willfully presented or caused to be presented a claim for a medical or other item or service that was not provided as claimed, or is for a medical or other item or service and the person knew or should have known the claim was false or fraudulent, or (C) knowingly or willfully presented or caused to be presented a claim to any individual, third party payor or other entity for a designated health service furnished pursuant to a referral by a physician if the physician had a financial relationship the Company or any of its subsidiaries for which there was no permissible exception, except in the case of each of (A), (B) and (C) as described in the Registration Statement or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Except as described in the Registration Statement, neither the Company nor any of its subsidiaries has, nor have any of their respective officers or directors, on behalf of the Company or any of its subsidiaries, violated the Federal False Claims Act, 31 U.S.C. §3729, including without limitation (i) knowingly presenting or causing to be presented to a government official a false claim for payment or approval, (ii) knowingly made, used or caused to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the government, or (iii) conspired to defraud the government by getting a false or fraudulent claim paid; or violated 42 U.S.C.; §1395nn or any regulations promulgated pursuant thereto (collectively, the “Stark Law”), including, without limitation, presenting or causing to be presented a claim under Medicare or Medicaid or billing any individual, third party payor, or other entity, for any “designated health service” (as defined in the Stark Law) payable by Medicare or Medicaid for a referral for the designated health service made by a physician that had (or whose immediate family member had) a financial relationship with the Company or any of its subsidiaries that did not meet a Stark Law exception, except in the case of each of (i), (ii) and (iii) as described in the Registration Statement.

(ee)         (i)  The Company and each of its subsidiaries and each other Guarantor is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to:  human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”);

(ii)           The Company and each of its subsidiaries and each other Guarantor has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of their respective businesses (“Environmental Permits”);

(iii)          There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are likely to interfere with the conduct of the business of the Company and its subsidiaries and each other Guarantor in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits; and

(iv)          There are no past or present conditions or circumstances at, or arising out of, their respective businesses, assets and properties of the Company and each of its subsidiaries and each other Guarantor or to the Company’s knowledge any business, assets or properties formerly leased, operated or owned by the Company or any of its subsidiaries or any other Guarantor, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to:  (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (iii) liabilities or obligations incurred by the Company or its subsidiaries or any other Guarantor to comply with any Environmental Law; or (iv) fines or penalties arising under any Environmental Law;

except in each case for any noncompliance or conditions or circumstances that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ff)           (i) Neither the Company nor any Guarantor is in violation of its certificate of incorporation or its bylaws, and (ii) no default or breach exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, stockholders’ agreement or any other agreement or instrument to which the Company or any of its subsidiaries or any other Guarantor is a party or by which the Company or any of its subsidiaries or any other Guarantor is bound or to which any of their respective properties are subject, except in the case of clause (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)         The Company and each of its subsidiaries and each other Guarantor has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty related to taxes levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company and its subsidiaries and each other Guarantor retains adequate reserves or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)         Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries or any other Guarantor and any person granting such person the right to require the Company or any of its subsidiaries or any other Guarantor to file a registration statement under the Securities Act or to require the Company to include any securities held by any person in any registration statement filed by the Company under the Securities Act.

(ii)           Neither the Company nor any Guarantor is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement will be, an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(jj)           Within the preceding six months, none of the Company or any of its Affiliates has, directly or through any agent, made offers or sales of any security of the Company, or solicited offers to buy or otherwise negotiated in respect of any securities of the Company of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchasers hereunder.

(kk)         None of the Company or any of its Affiliates has, directly or through any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(ll)           None of the Company, any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Securities Act (“Regulation S”).  Terms used in this paragraph have the meanings given to them by Regulation S.

(mm)       None of the Company or any of its Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes; nor has the Company or any of its Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

(nn)         The Company does not have any material litigation pending, other than the case captioned TPTCC NY, Inc., et. al. against Radiation Therapy Services, Inc., et. al., pending in the United States District Court for the Southern District of New York (the “TPTCC NY Case”).  The Company does not believe that the legal claims made by the plaintiffs in the TPTCC NY Case have merit and intends to defend that case vigorously.

(oo)         The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(pp)         Assuming the accuracy of the representations and warranties of the Purchasers in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers to register the Notes or the related Guarantees under the Securities Act.

(qq)         None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(rr)           Except as disclosed in the Registration Statement, there are no agreements, arrangements or understandings that will require the payment of any commissions, fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement.

(ss)         The Company does not intend to treat any of the transactions contemplated by the Transaction Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event the Company determines to take any action inconsistent with such intention, it will promptly notify the Representatives thereof.  Accordingly, the Company acknowledges that one or more of the Initial Purchasers may not treat its purchase and resale of Notes as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Initial Purchasers, as applicable, will maintain the lists and other records required by such Treasury Regulation.

(tt)           None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(uu)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the U.S. PATRIOT Act, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv)         None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Each certificate signed by any officer of the Company or the Guarantors and delivered to the Initial Purchasers or their counsel shall be deemed to be a representation and warranty by the Company or the Guarantors, as the case may be, to the Initial Purchasers as to the matters covered thereby.

2.             Purchase, Sale and Delivery of the Notes.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Notes, and the Purchasers agree, severally and not jointly, to purchase from the Company the Notes at a purchase price equal to 98.75% of the principal amount thereof (the “Purchase Price”) in the respective amounts set forth on Schedule I hereto.  One or more certificates in global form shall be delivered by or on behalf of the Company to the Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Purchasers duly paid, against payment by or on behalf of the Purchasers of the Purchase Price therefor by wire transfer in Federal or other funds immediately available to the account of the Company.  Such delivery of and payment for the Notes shall be made at the offices of Kirkland & Ellis LLP (“Counsel for the Company”), 601 Lexington Avenue, New York, New York 10022, at 10:00 A.M., New York City time, on the date hereof, such time and date of delivery against payment being herein referred to as the “Closing”.  The Company has made such certificates for the Notes available for examination by the Purchasers at the New York City, New York offices of Counsel for the Company on the Business Day prior to the Closing.

3.             Purchasers’ Representations and Warranties.  Each Purchaser represents and warrants to, and agrees with the Company and the Guarantors that:

(a)           It is either (i) an accredited investor, as defined in Regulation D under the Securities Act, (ii) a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”), or (iii) not a “U.S. Person,” within the meaning of Regulation S and it is outside of the United States.

(b)           It is acquiring the Notes for its own account and not with a view to the distribution thereof within the meaning of Section 2(11) of the Securities Act, in any manner that would be in violation of the Securities Act or the securities laws of any state of the United States or any foreign jurisdiction.  The Purchasers understand that (i) the Notes will not be registered under the Securities Act or any state securities laws and (ii) the Notes may not be sold or otherwise disposed of unless such sale or disposition is registered under the Securities Act and applicable state securities laws or such sale or other disposition is exempt from registration thereunder.

(c)           It has received no general solicitation or general advertisement (within the meaning of Regulation D under the Securities Act) in connection with its purchase of the Notes, and it will not offer or sell the Notes using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act.

(d)           It will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States,  QIBs or (B) in the case of offers outside the United States, to persons other than U.S. Persons (“foreign purchasers”, which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act.

(e)           With respect to offers and sales outside the United States:

(i)            at or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, until 40 days after the later of the commencement of any offering of the Notes and March 1, 2011, except in either case in accordance with Regulation S or Rule 144A under the Securities Act.  Terms used above have the meanings given to them by Regulation S.”; and

(ii)           such Purchaser has offered the Notes and will offer and sell the Notes until 40 days after the later of the commencement of any offering of the Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 3(b); accordingly, such Purchaser has not engaged nor will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and such Purchasers has complied and will comply with the offering restrictions requirements of Regulation S.

Terms used in this Section 3(d) have the meanings given to them by Regulation S.

4.             Covenants of the Company.  The Company covenants and agrees with the Purchasers that:

(a)           Except as contemplated in the Registration Rights Agreement, none of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Purchasers or any of their Affiliates, as to which no statement is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

(b)           None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Purchasers or any of their Affiliates, as to which no statement is made), will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(c)           The Company will apply the net proceeds from the sale of the Notes toward the consummation of the Acquisition.

(d)           Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED.  THE HOLDER OF THE NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY A PROPOSED TRANSFEREE OF THE NOTICE OF THE RESALE RESTRICTIONS APPLICABLE TO THE NOTE.

(e)           The Company will, for a period of two years from the Closing Date, deliver to the Purchasers, as soon as available and without request, copies of any reports and financial statements furnished to or filed with the Commission (except to the extent otherwise available on EDGAR).

(f)            The Company will not, and will not permit any of its Affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective Registration Statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

(g)           None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Purchasers or any of their respective Affiliates, as to which no statement is made), will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and each of them will comply with the offering restrictions requirements of Regulation S.

(h)           None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Purchasers or any of their respective Affiliates, as to which no statement is made), will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any securities of the same or a similar class as the Notes, other than the Notes offered or sold to the Purchasers hereunder in a manner which would require the registration under the Securities Act of the Notes.

(i)            So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, the Company will provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.  (This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.)

(j)            The Company will, promptly after it has notified DDJ Capital Management, LLC of any intention by the Company to treat the Transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), deliver a duly completed copy of IRS Form 8886 or any successor form to DDJ Capital Management LLC.

(k)           The Company and the Guarantors acknowledge and agree that the Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the issuance of the Notes and the Guarantees contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, no Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Purchasers shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Purchasers of the Company or the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Purchasers and shall not be on behalf of the Company or the Guarantors.

5.             Expenses.  The Company and each Guarantor, will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Purchasers, including any transfer or other taxes payable thereon, (iii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (iv) the cost of the preparation, issuance and delivery of the Notes, and (v) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  In addition, the Company will reimburse the Purchasers substantially concurrently with the Closing, upon presentation of a summary statement, for all reasonable and documented out-of-pocket expenses (including but not limited to reasonable travel expenses, fees, disbursements and other charges of counsel (which shall be limited to one counsel)), incurred in connection with the purchase of the Notes and the preparation and negotiation of this Agreement and the Registration Rights Agreement, subject to a maximum aggregate reimbursement of $50,000.

6.             Conditions to the Parties’ Obligations.

(a)           Conditions to the Company’s and the Guarantors’ Obligations.  The obligations of the Company and the Guarantors to issue and sell the Notes and the Guarantees shall be subject to the consummation, substantially concurrently with the Closing, of the transactions contemplated by the Membership Interest Purchase Agreement (the “Medical Developers Purchase Agreement”), dated March 1, 2011, by and between the Company and Alejandro Dosoretz (such transactions, collectively, the “Acquisition”).

(b)           Conditions to the Purchasers’ Obligations.  The obligations of the several Purchasers to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Company and each Guarantor in Section 1 hereof, in each case as of the date hereof, to the accuracy of the statements of the Company’s and the Guarantors’ officers made pursuant to the provisions hereof, to the performance by the Company and each Guarantor of its covenants and agreements hereunder and to the following additional conditions:

(i)      The transactions contemplated by the Medical Developers Purchase Agreement shall be consummated substantially concurrently with the Closing.

(ii)     Each Purchaser shall receive, substantially simultaneously with the Closing, payment in full of its pro rata portion, based on the principal amount of Notes purchased by such Purchaser, as set forth on Schedule I, of the Commitment Fee, as defined in that certain Commitment Letter, dated as of January 19, 2011, by and between the Company and DDJ Capital Management, LLC, on behalf of certain funds and/or accounts that it manages and/or advises.

(iii)    The Purchasers shall have received an opinion, dated the date hereof, of each of (i) Kirkland & Ellis LLP counsel for the Company in the form of Exhibit A-1, and (ii) K&L Gates LLP, special counsel to the Company and the Guarantors with respect to Florida law matters in the form of Exhibit A-2.

(iv)    Since the date of the most recent audited historical consolidated financial statements of Holdings contained in the Registration Statement, there shall not have occurred a Material Adverse Effect.

(v)     The Purchasers shall have received a certificate, dated the date hereof, and in form and substance reasonably satisfactory to the Purchasers, of the Chief Executive Officer and the Chief Financial Officer of the Company as to the accuracy of the representations and warranties of the Company and the Guarantors in this Agreement at and as of the date hereof; that the Company and the Guarantors have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof.

(vi)          The Purchasers shall have received such further certificates, documents or other information as it may have reasonably requested from the Company.

(c)           The Notes shall be eligible for clearance and settlement through the Depository Trust Company, Clearstream Banking and the Euroclear System.

7.             Indemnification and Contribution.

(a)           The Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each of the several Purchasers, their affiliates, directors, officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Purchasers against any losses, claims, damages, liabilities, costs or expenses, joint or several, to which any Purchaser or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the Company’s representations and warranties set forth in Sections 1(a) through 1(c), 1(e) through 1(n), 1(nn) and 1(oo) of this Agreement (the “Specified Representations”) that are qualified by materiality or Material Adverse Effect, and (ii) any material breach of the Specified Representations that are not qualified by materiality or Material Adverse Effect, and, in each case, will reimburse, as incurred, each Purchaser and each such other person for any legal or other expenses reasonably incurred by such Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any breach of such Purchasers’ representations, warranties or covenants contained in this Agreement.

(b)           Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company and the Guarantors and their respective affiliates, directors, officers, employees and each person, if any, who controls any of the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Guarantors, any such affiliates, directors or officers or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of such Purchaser’s representations and warranties contained in this Agreement, and will reimburse as incurred, any legal or other expenses reasonably incurred by the Company or the Guarantors or any such affiliates, directors or officers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.

(c)           Promptly after receipt by any person to whom indemnity may be available under this Section 7 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 7 (the “indemnifying party”), notify such indemnifying party of the commencement thereof in writing; but the failure so to notify such indemnifying party will(i) not relieve such indemnifying party from any liability under this Section 7 unless and to the extent such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under this Section 7.  In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (in addition to one local counsel in any jurisdiction) for any indemnified person in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances) or (ii) such indemnifying party does not promptly retain counsel reasonably satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party.  After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by (i), (ii) or (iii) of the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought here under (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes (i) an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           (i) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any action or claim) (or actions in respect thereof) (“Losses”), the Company and the Guarantors, on the one hand, and the Purchasers, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Company and the Guarantors, on the one hand, and the Purchasers, on the other, may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Purchasers, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Purchasers, on the other, in connection with the breach or alleged breach that resulted in such Losses.  The relative fault of the parties shall be determined by reference to, among other things, the parties’ intent, relative knowledge, access to information and opportunity to prevent such breach, and any other equitable considerations appropriate in the circumstances.  The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation (even if the Purchasers were treated as one entity for such purpose) that does not take into account the equitable considerations referred to above.  Notwithstanding any other provision of this paragraph (d) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (d), each person, if any, who controls the Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 7(a) hereof shall have the same rights to contribution as the Purchasers, and each affiliate, director or officer of the Company or any Guarantor and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

(e)           The obligations of the Company and the Guarantors under this Section 7 shall be in addition to any obligations or liabilities which the Company and the Guarantors may otherwise have and the obligations of the Purchasers under this Section 7 shall be in addition to any obligations or liabilities which the Purchasers may otherwise have.

8.             Survival.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Guarantors, their respective officers, and the Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, their respective officers or directors or any controlling person referred to in Section 7 hereof or the Purchasers and (ii) delivery of and payment for the Notes.  The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 7, 8 and 12 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

9.             Termination.

(a)           The Purchasers may terminate this Agreement with respect to the Notes by notice to the Company at any time on or prior to the Closing in the event that the Company shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on its part to be performed or satisfied hereunder at or prior thereto.

(b)           Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

10.           Notices.  All communications hereunder shall be in writing and, if sent to the Purchasers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to c/o DDJ Capital Management, LLC, 130 Turner Street, Building 3, Suite 600, Waltham, MA 02453, Attention: Beth Duggan, Associate General Counsel, with a copy to Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, MA 02199, Attention: David Ruediger, and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at Radiation Therapy Services Holdings, Inc., 2270 Colonial Boulevard, Fort Myers, Florida 33907, Attention: Kerry Gillespie, Chief Financial Officer, with a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY, 10022, Attention:  Joshua Korff.

11.           Successors.  This Agreement shall inure to the benefit of and shall be binding upon the Purchasers, the Company and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Purchasers, the Company and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company and the Guarantors contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Purchasers contained in Section 7 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the Company and the Guarantors, and any person or persons who control the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange

Act.  No purchaser of Notes from any Purchaser shall be deemed a successor to such Purchaser because of such purchase.

12.           Applicable Law.  This Agreement shall be governed by the laws of the State of New York.

13.           Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)           All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is exclusive, and the Company and the Guarantors hereby consent to the jurisdiction of such courts.

(b)           Each party agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 10 hereof.  Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

(c)           Each of the Company, the Guarantors and the Purchasers hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  Each of the Company, the Guarantors and the Purchasers agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts in the jurisdiction of which it is or may be subject, by suit upon such judgment.

14.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.           Several Liability of Purchasers.  The Company expressly acknowledges and agrees that the representations, warranties, covenants, liabilities and obligations of each of the individual Purchasers under this Agreement are several (and not joint and several) in accordance with the principal amount of Notes being acquired by each Purchaser.  No Purchaser shall have any liability or obligation with respect to any representation, warranty, covenant, liability or obligation of any other Purchaser.  With respect to the obligations of each Purchaser arising out of this Agreement, the Company shall look for payment or satisfaction of any claim to the assets of such Purchaser and not to any other Purchaser.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, the Guarantors and the Purchasers.

Very truly yours,

RADIATION THERAPY SERVICES, INC.

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Senior Vice President and Chief Financial Officer

21ST CENTURY ONCOLOGY OF ALABAMA, LLC
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF JACKSONVILLE, LLC
DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
JACKSONVILLE RADIATION THERAPY SERVICES, LLC
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
21ST CENTURY ONCOLOGY, LLC
21ST CENTURY ONCOLOGY OF HARFORD COUNTY MARYLAND, LLC
BERLIN RADIATION THERAPY TREATMENT CENTER, LLC
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC
AMERICAN CONSOLIDATED TECHNOLOGIES, LLC
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
WEST VIRGINIA RADIATION THERAPY SERVICES, INC.

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Vice President

21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.
GETTYSBURG RADIATION, LLC
CAROLINA RADIATION AND CANCER TREATMENT CENTER, LLC
RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.,
NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
DERM-RAD INVESTMENT COMPANY, LLC

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Vice President

21ST CENTURY ONCOLOGY OF KENTUCKY, LLC, as a Guarantor

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Chief Financial Officer

RADIATION THERAPY SERVICES HOLDINGS, INC.

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Senior Vice President and Chief Financial Officer

General Motors Salaried Employes Pension Trust

By: State Street Bank and Trust Company, solely in its capacity as Trustee for General Motors Salaried Employes Pension Trust
(Account 7N1I), and not in its individual capacity, as directed by DDJ Capital Management, LLC, as Investment Manager

By:	/s/ Aaron J. Poulin
Name: Aaron J. Poulin
Title:Vice President, State Street Bank & Trust Co

General Motors Hourly-Rate Employes Pension Trust

By: State Street Bank and Trust Company, solely in its capacity as Trustee for General Motors Hourly-Rate Employes Pension Trust
(Account 7N1H), and not in its individual capacity, as directed by DDJ Capital Management, LLC, as Investment Manager

By:	/s/ Aaron J. Poulin
Name: Aaron J. Poulin
Title:Vice President, State Street Bank & Trust Co

DDJ Value Partners, L.P.

By: DDJ/GP Value, LLC, its General Partner
By: DDJ Capital Management, LLC, Manager

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Title: President

UAW Retiree Medical Benefits Trust

By: State Street Bank and Trust company, solely in its capacity as Trustee for UAW Retiree Medical Benefits Trust, as directed by DDJ Capital Management, LLC, and not in its individual capacity

By:	/s/ Timothy B. Stone
Name: Timothy B. Stone
Title: Vice President, State Street Bank & Trust Co.

Stichting Pensioenfonds voor Fysiotherapeuten

By: DDJ Capital Management, LLC, in its capacity as investment manager

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Title: President

DDJ High Yield Fund

By:	DDJ Capital Management, LLC,
its attorney-in-fact*

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Title: President

*  The execution of this agreement shall not bind the Trustee, Manager or any Unit Holder of DDJ High Yield Fund and recourse shall be limited to the Trust Property (each such term as defined in the trust agreement governing the DDJ High Yield Fund).

DDJ Distressed and Special Situations Fund, L.P.

By: DDJ/GP Distressed and Special Situations, LLC,
its General Partner

By: DDJ Capital Management, LLC, Manager

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Title: President

GMAM Group Pension Trust III (for the account of the Promark Alternative High Yield Bond Fund (Account No. 7M2E))

By:  State Street Bank and Trust Company, solely in its capacity as Trustee for GMAM Group Pension Trust III, (for the account of the Promark Alternative High Yield Bond Fund (Account 7M2E)), as directed by DDJ Capital Management, LLC, and not in its individual capacity

By:	/s/ Aaron J. Poulin
Name: Aaron J. Poulin
Title: Vice President, State Street Bank & Trust Co

GMAM Group Pension Trust III (for the account of the Promark Alternative High Yield Bond Fund (Account No. 7MWD))

By: State Street Bank and Trust Company, solely in its capacity as Trustee for GMAM Group Pension Trust III, (for the account of the Promark Alternative High Yield Bond Fund (Account 7MWD)) as directed by DDJ Capital Management, LLC, and not in its individual capacity

By:	/s/ Aaron J. Poulin
Name: Aaron J. Poulin
Title: Vice President, State Street Bank & Trust Co

Houston Municipal Employees Pension System

By: DDJ Capital Management, LLC, in its capacity as Manager

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Title: President

J.C. Penney Corporation, Inc. Pension Plan Trust

By: DDJ Capital Management, LLC, on behalf of J.C. Penney Corporation, Inc.
Pension Plan Trust, in its capacity as investment manager

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Title: President

National Railroad Retirement Investment Trust

By: DDJ Capital Management, LLC, in its capacity as Investment Manager

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Title: President

Stichting Bewaarder Interpolis Pensioenen Global High Yield Pool

By: Syntrus Achmea Asset Management, as asset manager

By: DDJ Capital Management, LLC, as subadviser

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Title: President

Multi-Style, Multi-Manager Funds PLC The Global Strategic Yield Fund

By: DDJ Capital Management, LLC, on behalf of Multi-Style, Multi-Manager Funds PLC The Global Strategic Yield Fund, in its capacity as Money Manager

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Title: President

Caterpillar Inc. Master Retirement Trust

By: DDJ Capital Management, LLC, on behalf of Caterpillar Inc. Master Retirement Trust, in its capacity as investment manager

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Title: President

Stichting Pensioenfonds Hoogovens

By: DDJ Capital Management, LLC, on behalf of Stichting Pensioenfonds Hoogovens, in its capacity as Manager

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Title: President

Russell Global Credit Strategies Fund

By: DDJ Capital Management, LLC, in its capacity as Money Manager

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Title: President

SCHEDULE II

GUARANTORS

21st Century Oncology of Alabama, LLC, an Alabama limited liability company

Arizona Radiation Therapy Management Services, Inc., an Arizona corporation

California Radiation Therapy Management Services, Inc., a California corporation

21st Century Oncology of Jacksonville, LLC, a Florida limited liability company

Devoto Construction of Southwest Florida, Inc., a Florida corporation

Radiation Therapy Services International, Inc., a Florida corporation

21st Century Oncology Management Services, Inc., a Florida corporation

Jacksonville Radiation Therapy Services, LLC, a Florida limited liability company

Financial Services of Southwest Florida, LLC, a Florida limited liability company

21st Century Oncology, LLC, a Florida limited liability company

21st Century Oncology of Harford County Maryland, LLC, a Maryland limited liability company

Berlin Radiation Therapy Treatment Center, LLC, a Maryland limited liability company

21st Century Oncology of Prince Georges County, Maryland, LLC, a Maryland limited liability company

Maryland Radiation Therapy Management Services, LLC, a Maryland limited liability company

American Consolidated Technologies, LLC, a Michigan limited liability company

Michigan Radiation Therapy Management Services, Inc., a Michigan corporation

Nevada Radiation Therapy Management Services, Incorporated, a Nevada corporation

21st Century Oncology of New Jersey, Inc., a New Jersey corporation

New York Radiation Therapy Management Services, LLC, a New York limited liability company

North Carolina Radiation Therapy Management Services, LLC, a North Carolina limited liability company

21st Century Oncology of South Carolina, LLC, a South Carolina limited liability company

West Virginia Radiation Therapy Services, Inc., a West Virginia corporation

21st Century Oncology of Pennsylvania, Inc., a Pennsylvania corporation

Gettysburg Radiation, LLC, a Pennsylvania limited liability company

Carolina Radiation and Cancer Treatment Center, LLC, a North Carolina limited liability company

Radiation Therapy School for Radiation Therapy Technology, Inc., a Florida corporation

New England Radiation Therapy Management Services, Inc., a Massachusetts corporation

Derm-Rad Investment Company, LLC, a Florida corporation

21st Century Oncology of Kentucky, LLC, a Kentucky limited liability company

Radiation Therapy Services Holdings, Inc., a Delaware corporation

SCHEDULE III

SUBSIDIARIES

21st Century Oncology of Jacksonville, LLC (FL)

21st Century Oncology Management Services, Inc. (FL)

21st Century Oncology of New Jersey, Inc. (NJ)

21st Century Oncology of Pennsylvania, Inc. (PA)

Arizona Radiation Therapy Management Services, Inc. (AZ)

California Radiation Therapy Management Services, Inc. (CA)

Carolina Radiation and Cancer Treatment Center, LLC. (NC)

Devoto Construction of Southwest Florida, Inc. (FL)

Jacksonville Radiation Therapy Services, LLC (FL)

Michigan Radiation Therapy Management Services, Inc. (MI)

Nebraska Radiation Therapy Management Services, Inc. (NE)(1)

Nevada Radiation Therapy Management Services, Inc. (NV)

New England Radiation Therapy Management Services, Inc. (RI, foreign and in MA, domestic)

New York Radiation Therapy Management Services, LLC (NY)

Radiation Therapy Services International, Inc. (FL)

Radiation Therapy School for Radiation Therapy Technology, Inc. (FL)

West Virginia Radiation Therapy Services, Inc. (WV)

New York Proton Management, LLC (NY)

21st Century Oncology, LLC (FL)

21st Century Oncology of Alabama, LLC (AL)

(1)  Dormant.

21st Century Oncology of Harford County, Maryland LLC (MD)

21st Century Oncology of Kentucky, LLC (KY)

21st Century Oncology of Prince Georges County, Maryland, LLC (MD)

21st Century Oncology of South Carolina, LLC (SC)

American Consolidated Technologies, LLC (MI)

Berlin Radiation Therapy Treatment Center, LLC (MD)

Derm-Rad Investment Company, LLC (FL)

Financial Services of Southwest Florida, LLC (FL)

Maryland Radiation Therapy Management Services, LLC (MD)

North Carolina Radiation Therapy Management Services, LLC (NC)

Phoenix Management Company, LLC (MI)

21st Century Oncology of Pennsylvania, Inc. (PA)

Gettysburg Radiation, LLC (PA)